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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178, 333-109250, 333-124850, 333-141118, and 333-153197 on Form S-8 for the Abbott Laboratories 1996 Incentive Stock Program; Registration Statement Nos. 333-74220, 333-102179, 333-124851, and 333-153200 on Form S-8 for the Abbott Laboratories Deferred Compensation Plan; Registration Statement Nos. 333-75442 and 333-109254 on Form S-8 for the Abbott Laboratories Affiliate Employee Stock Purchase Plan; and Registration Statement Nos. 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180, 333-109253, 333-124849, 333-141116, and 333-153198 on Form S-8 for the Abbott Laboratories Stock Retirement Program and Trusts; Post-effective Amendment No. 1 to Registration Statement No. 333-85867 on Form S-8 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and Registration Statement No. 333-109132, No. 333-132104, and No. 333-157290 on Form S-3 of our reports dated August 27, 2008, relating to the financial statements and financial statement schedule of TAP Pharmaceutical Products Inc. appearing in this Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 19, 2009

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  Exhibit 23.2